Exhibit 10.6
ONLINE RESOURCES CORPORATION
AMENDED AND RESTATED
2005 RESTRICTED STOCK AND OPTION PLAN
October 10, 2008
SECTION 1
DEFINITIONS
     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:
     “Administrator” means the Committee, as described in Section 3 of this Plan, and shall include any Special Committee that the Committee may appoint (provided that the Special Committee may only exercise discretion with respect to Participants to whom the Special Committee is authorized to make Awards).
     “Affiliate” means any entity, including any Parent Corporation or Subsidiary Corporation within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.
     “Award” means any award made pursuant to Section 6 of this Plan, whether in the form of Restricted Shares, Restricted Units, Options, Stock Appreciation Rights or a Performance Award.
     “Award Agreement” means any written document setting forth the terms and conditions of an Award, as prescribed by the Committee.
     “Award Term” means the maximum period of time during which an Award may be earned, exercised or purchased as set forth in Section 6.7 below.
     “Board” means the Board of Directors of the Company.
     “Cause” means any event specified as Cause in any employment agreement between an Employer Company and an Employee and any such other events set forth in Section 6.11(c) hereof.
     “Change of Control” means those events set forth in Section 6.9(d).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the committee appointed by the Board in accordance with Section 3 of this Plan. Unless otherwise determined by the Board consistent with Section 3, “Committee” means the Compensation and Management Development Committee of the Board, provided, however, that with respect to Awards made to Outside Directors,

“Committee” means the Governance Committee of the Board.
     “Company” means Online Resources Corporation, a Delaware corporation.
     “Director” means a member of the Board of Directors of the Company, and any director or directors of an Employer Company whom the Board designates as being eligible for Awards.
     “Employee” means an individual who is employed (within the meaning of Section 3401 of the Code and the Treasury Regulations thereunder) by the Company or any present or future Employer Company.
     “Employer Company” means a company, whether (i) the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee; (ii) a 50% or more affiliate of the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee or receives services from a Service Provider, or (iii) the Company or a Parent Corporation or Subsidiary Corporation of the Company, to which the Service Provider is providing services or with which Service Provider engages in business.
     “Fair Market Value of Shares” shall mean (i) if the Shares are not publicly traded on the day in question, the closing price of the Shares on the prior trading day or the next trading day (whichever is closest in time to the day in question), provided that such date is no more than five (5) days from the date the Award is granted, (ii) if the Shares are not publicly traded on the day in question and (i) above does not apply, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the Treasury Regulations thereunder), or (iii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question.
     “Good Reason” shall mean, with respect to the termination of employment of any Employee, any of the following:
     (i) A change of more than fifty (50) miles in the principal location at which Employee provides services to the Company, without the Employee’s prior written consent;
     (ii) A material adverse change by the Company in the Employee’s duties, authority or responsibilities with the Company which causes the Employee’s position with the Company to become of less responsibility or authority than such Employee’s position as of immediately following the date of any Award Agreement between such Participant and the Company, provided that such change is not in connection with a termination of Participant’s employment for Cause by the Company;

     (iii) The assignment to the Employee of duties not commensurate or consistent with Employee’s position with the Company without Employee’s prior written consent;
     (iv) A reduction in Employee’s compensation or other benefits except such a reduction in connection with a general reduction in compensation or other benefits of similarly situated employees of the Company;
     (v) A material breach by the Company of any Award Agreement or employment agreement between the Employee and the Company that has not been cured within 30 days after written notice thereof by Employee to the Company;
     (vi) The Company, or any successor thereto, no longer having a publicly traded class of equity securities and/or no longer being subject to reporting requirements under the Exchange Act; or
     (vii) Failure by the Company to obtain the assumption of any Award Agreement or employment agreement between Employee and the Company by any successor to the Company.
     “Incentive Stock Option” means an Option for Shares that is intended to be, designated in writing as, and qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code.
     “Long Term Employee” means any salaried employee of the Company who has been continuously employed by the Company on a full-time basis for the two (2) year period ending on the effective date of a Change of Control.
     “Nonstatutory Stock Option” means an Option which is not an Incentive Stock Option and which is designated as a Nonstatutory Stock Option by the Administrator.
     “Option” means an option to purchase a Share pursuant to the provisions of this Plan.
     “Option Price” means the price per share of the Shares subject to each Option or Stock Appreciation Right as provided, respectively, in Sections 6.3(c) and 6.4 (b) below.
     “Outside Director” means a Director who is not an Employee.
     “Parent Corporation” shall have the meaning assigned to that term under Section 424 of the Code.
     “Participant” means any holder of one or more Awards, or the Shares issuable or issued upon the vesting, exercise or distribution of Awards, pursuant to the Plan.
     “Performance Awards” mean Performance Units and Performance Compensation

Awards granted pursuant to Section 6.5 of the Plan.
     “Performance Compensation Awards” mean Awards granted pursuant to Section 6.5(b) of the Plan.
     “Performance Units” means Awards granted pursuant to Section 6.5(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
     “Plan” means the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan, the terms of which are set forth herein.
     “Restricted Shares” means Shares subject to restrictions imposed pursuant to Section 6.2 of this Plan.
     “Restricted Units” means units awarded pursuant to Section 6.2(f) of this Plan.
     “Service Provider” means any individual who follows an independent trade, business or profession in which he/she provides his/her services to the Company, any present or future Parent Corporation or Subsidiary Corporation of the Company, or any 50% or more affiliate of the Company or a Parent Corporation or Subsidiary Corporation, including, without limitation, consultants, independent contractors and suppliers to the Company.
     “Share” or “Shares” means Common Stock of the Company, par value $.0001 per share, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other corporation or other entity, such other shares or securities.
     “Special Committee” means any committee to which the Board or Committee may delegate the authority to grant Awards to eligible persons not described in Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     “Stock Appreciation Right” means the right to receive the appreciation in value, or the portion of the appreciation in value, or a specified number of Shares pursuant to Section 6.4.
     “Subsidiary Corporation” shall have the meaning assigned to that term under Section 424 of the Code.
     “Total and Permanent Disability,” unless otherwise specified in the applicable Award Agreement, means the inability of an Employee, Service Provider or Outside Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

SECTION 2
THE PLAN
     2.1 Name. This Plan shall be known as “Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan.”
     2.2 Purpose. The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees and Service Providers of the Employer Company and Outside Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Awards under the terms set forth herein.
     2.3 Intention; Options.
     (a) It is intended that Options (if any) issued as Incentive Stock Options under this Plan may qualify as incentive stock options under Section 422 of the Code and the terms of this Plan shall be interpreted in accordance with such intention
     (b) It is intended that all Options issued to Service Providers and Outside Directors shall be Nonstatutory Stock Options and that any Options issued to Employees may be Nonstatutory Stock Options.
     (c) Unless otherwise specifically provided in an Award Agreement, an Option will be a Nonqualified Stock Option.
SECTION 3
ADMINISTRATION
     3.1 Administration. This Plan shall be administered by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company’s By-laws, and shall consist of two (2) or more members, each of whom is an outside director (within the meaning of Code Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16(b)-3 under the Exchange Act, as amended). The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator. Additionally, and notwithstanding anything to the contrary contained in this Plan, the Board or Committee may delegate to a Special Committee the authority to grant Awards and to specify the terms and conditions thereof to certain eligible persons who are not subject to the requirements of Section 16 of the Exchange Act, in accordance with guidelines approved by the Board or Committee.
     3.2 Duties. The Administrator (or the Special Committee) shall from time to time at its discretion determine the Employees, Service Providers and Outside Directors who are to be granted Awards, the terms of any Awards (which may be based on performance), and the number of Shares to be subject to Awards to be granted to each Participant. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award granted thereunder shall be final. Moreover, the Administrator shall at any time be entitled to modify the vesting terms for Awards, the timing rules for exercise of Options and Stock Appreciation Rights, and any other provisions of outstanding Awards (to the extent the modification would be allowable under this Plan for a new Awa rd), provided that the Participant shall so consent to any modification adverse to the Participant’s interests. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.
SECTION 4
PARTICIPATION
     4.1 Eligibility. The Administrator may from time to time make Awards to such persons (collectively, “Participants”; individually a “Participant”) as the Administrator (or the Special Committee) may select from among the following classes of persons, subject to the terms and conditions of Section 4.2 below:
     (a) Employees of the Company;
     (b) Employees of any Employer Company;
     (c) Service Providers of the Company or any Employer Company (or any other related entity);
     (d) Outside Directors; and
     (e) Directors of the Company’s Employer Companies.
     4.2 Ten-Percent Stockholders. A Participant who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, as determined under Sections 422 and 424 of the Code, shall not be eligible to receive an Incentive Stock Option unless:
     (a) the Option Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant; and

     (b) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.
For purposes of this Section 4.2, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the Option to the Participant. “Outstanding stock” shall not include Shares authorized for issue under outstanding Options held by the Participant or by any other person.
SECTION 5
SHARES SUBJECT TO PLAN
     5.1 Shares Available for Awards. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares, which may be issued pursuant to all Awards, shall not exceed 3,500,000 Shares. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company. Shares of Common Stock subject to an Award under the Plan which Award is canceled, expired, forfeited or otherwise terminated without a delivery of shares to the Participant or with the return to the Company of shares previously delivered, including the number of shares surrendered in payment of any taxes relating to any Award, hereof will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) Shares tendered in payment of the exercise price of an Option, (ii) Shares withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares that are repurchased by the Company on the open market with the proceeds of the exercise of an Option, may not again be available for issuance in connection with Awards under the Plan. Also notwithstanding the foregoing, if a Stock Appreciation Right is settled in Shares, the Shares representing the excess, if any, of (a) the number of Shares subject to the Stock Appreciation Right, over (b) the number of Shares delivered in settlement of the Stock Appreciation Right may not again be available for issuance in connection with Awards under the Plan.
Notwithstanding the foregoing, the maximum number of Shares that may be issued pursuant to ISOs is 350,000, and the maximum number of Shares that may be issued in connection with Awards under the Plan that are neither Options or Stock Appreciation Rights is 2,625,000.
     5.2 Adjustments.
     (a) Stock Splits and Dividends. Subject to any required action by the Board, the number of Shares covered by this Plan as provided in Section 5.1 hereof, the number of

Shares covered by each outstanding Award, and the price if any at which a Participant may purchase Restricted Shares or exercise Options or Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.
     (b) Mergers. Subject to any required action by the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger.
     (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Award shall be eliminated.
     (d) Special Dividends. Subject to any required action by the Board, the Administrator shall be entitled to determine whether any adjustment shall be made with respect to the number of Shares covered by this Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Award and the Option Price for Options if the Company pays a special or extraordinary dividend.
SECTION 6
AWARDS
     6.1 Award Grant and Agreement.
     (a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant one or more Awards; provided, however, that the Special Committee may from time to time grant Awards to eligible persons not described in Section 16 of the Exchange Act or serving on the Special Committee. Each Award grant shall be evidenced by a written Award Agreement, dated as of the date of grant and executed by the Company and the Participant, which Award Agreement shall set forth the number of Awards granted (or formula, that may be based on future performance or conditions, for determining the number of Shares to be issued pursuant to the Award), whether the Award is for Restricted Shares, Options, or Stock Appreciation Rights, the price if any at which a Participant may purchase Restricted Shares, the Option Price associated with Options and Stock Appreciation Rights, the Award Term, in the case of a Performance Award, in addition to the matters addressed in Section 6.5 below, the specific objectives, goals and performance criteria that further define the Award, and such other terms and conditions as may be determined appropriate by the Administrator (or the Special Committee), provided that such terms and conditions are not inconsistent with this Plan. The Award Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language. In no event, however, may Award Agreements to an individual Participant provide for a payment of more than 750,000 Shares, or a cash payment of more than $7,500,000, in any calendar year.
     (b) Awards shall be made by the Administrator or Special Committee selectively among the Participants and the terms and provisions of such grants and the Award Agreements evidencing the same (including, without limitation, the form, the amount, the timing, the terms for any purchase, the exercisability of Options and Stock Appreciation Rights, and vesting schedule of such grants) need not be uniform, whether or not the Participants are similarly situated.
     (c) Notwithstanding any provision of the plan to the contrary, any Award Agreement, other than an Award Agreement evidencing an Award the payment of which is conditioned on the satisfaction of Performance Measures, shall provide that the Award will be forfeited unless the Participant to whom the Award is granted remains in the employment of an Employer Company for a specified period. For this purpose, the minimum period that can be established for the Award to become fully nonforfeitable shall be three years, except in the case of Awards (1) made as employment inducement incentives or as retention incentives, or (2) granted in lieu of salary or other compensation that otherwise would be payable in cash to a Participant for a specified period, provided that the fair market value of the stock subject to the Award on the date of grant is not more than the salary or other compensation foregone in exchange for the Award. Notwithstanding the foregoing, an Award Agreement can provide for the lapsing of all forfeiture restrictions before the end of the three-year period in the event that the Participant’s employment with all Employer Companies is terminated as a result of the Participant’s death, disability or retirement or following a Change of Control.
     6.2 Restricted Share and Restricted Unit Awards.
     (a) Awards. The Administrator may award Restricted Shares (or Shares subject to Restricted Units pursuant to Section 6.2(f) below) to Participants, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its discretion, subject to the provisions of this Plan. The Administrator shall determine the purchase price, if any, of Restricted Shares, and may issue Shares that are immediately vested and unrestricted. A Participant shall have no rights with respect to a Restricted Share Award unless the Participant accepts the Award within the time period the Administrator specifies by executing the Award Agreement prescribed by the Administrator and, if applicable, pays the purchase price for the Restricted Shares by any method that is acceptable to the Company.

     (b) Issuance of Award. The Company shall issue in the Participant’s name a certificate or certificates for the appropriate number of Shares representing the Restricted Shares upon the Participant’s execution of the applicable Award Agreement.
     (c) Plan and Regulatory Exceptions. Any certificate issued evidencing Restricted Shares shall remain in the Company’s possession until those Shares are free of restrictions, except as otherwise determined by the Administrator.
     (d) Forfeiture. If so provided in an Award Agreement, during a designated period of up to 120 days following termination of the Participant’s service with the Company for any reason or for reasons designated in the Award Agreement, the Company shall have the right to repurchase Shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant the lesser of the amount paid by the Participant for such Shares or the Fair Market Value of such Shares at the time of repurchase by the Company (or such other price as the Administrator shall specify in the Award Agreement).
     (e) Restricted Units In lieu of issuing Restricted Shares to a Participant, the Administrator may in its discretion grant a Participant the right to receive Shares after certain vesting requirements are met, and shall evidence such grant in an Award Agreement that sets forth
     (i) a number of Restricted Units that correspond to the number of Shares that the Participant shall be entitled to receive upon vesting,
     (ii) the terms upon which the Shares subject to the Restricted Units may become vested, and
     (iii) whether or not the Award is subject to the terms and conditions set forth in Sections 6.2(d) and 6.2(e), which shall be deemed to apply unless an Award Agreement expressly provides to the contrary.
As soon as practicable after vesting of a Participant’s Restricted Units, the Company shall issue to the Participant, free from the vesting restrictions, one Share for each vested Restricted Unit, unless the Award provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof. Whenever Shares are issued to a Participant pursuant to the Award of Restricted Units, the Participant shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the date of grant of the Restricted Unit and the date such Share is issued. If a Participant who has received an Award in the form of Restricted Units provides the Administrator with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to the Award, the Administrator may, in its discretion and subject to any terms and conditions that the Administrator may impose, exchange the Participant’s Restricted Units into Restricted

Shares, on a one-for-one basis.
     6.3 Options. The Administrator may from time to time grant Options subject to the terms of this Plan, including the specified terms of this Section.
     (a) Conditions With Respect to Non-Statutory Stock Options. Certain Nonstatutory Stock Options (“Performance Grants”) shall, if the Administrator so determines in its discretion, be subject to the following conditions, which conditions shall be stated within the applicable Award Agreement:
     (i) At the time of grant, the Administrator may, in its discretion, place additional restrictions on Performance Grants requiring that the Option will vest only if and when, or on an accelerated basis if and when, the Common Stock price exceeds a specific amount. Generally, Performance Grants will be subject to the same requirements described herein, unless the Administrator decides otherwise.
     (ii) At the time of grant, the Administrator may, in its discretion, place additional restrictions on the Performance Grants requiring that on the exercise of such a grant an Employee will purchase Shares that will be forfeited if the Participant terminates employment within a certain number of years. Additional transferability restrictions may be imposed in connection with Performance Grants.
     (b) Conditions With Respect to Incentive Stock Options. Each Incentive Stock Option shall be subject to the following conditions, in addition to those set forth in Section 4.2, all of which conditions shall be stated within the applicable Award Agreement:
     (i) To the extent that the aggregate Fair Market Value of Shares (determined as of the time an Option is granted) exercisable for the first time by a Participant during any calendar year under such Incentive Stock Option and any other Incentive Stock Option issued by the Company or any Subsidiary Corporation or Parent Corporation exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonstatutory Stock Options.
     (ii) In no event may any Incentive Stock Option become exercisable later than the date preceding the tenth anniversary date of the grant thereof.
Any Incentive Stock Option which does not comply with the forgoing provisions shall not be considered an Incentive Stock Option, and instead shall be considered a Nonstatutory Stock Option issued under this Plan.
     (c) Option Price. The Option Price shall be determined by the Administrator (or the Special Committee), subject to any limitations imposed by this Plan and, in any event, shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of grant in the case of both Incentive Stock Options and Nonstatutory Stock

Options; provided that in the case of Incentive Stock Options granted to a Participant described in Section 4.3 hereof, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of Shares on the date of grant.
     (d) Limitations on Exercise of Options. Notwithstanding anything contained in this Plan to the contrary:
     (i) Options may not be exercised until this Plan has been approved by the stockholders as provided in Section 9.8.
     (ii) Options shall be exercisable in full or in such equal or unequal installments as the Administrator shall determine; provided that if a Participant does not purchase all of the Shares which the Participant is entitled to purchase on a certain date or within an established installment period, the Participant’s right to purchase any unpurchased Shares shall continue during the Award Term (taking into account any early termination of such Award Term which may be provided for under this Plan).
     (e) Method of Exercising Options. Options shall be exercised by a written notice, delivered to the Company at its principal office located at 4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia 20151 Attn: Chief Financial Officer or such other address that may be designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified, bank cashier’s or teller’s check or by Shares (valued at Fair Market Value as of the date of tender) that the Participant has owned for at least six months, or some combination of the foregoing or such other form of consideration which has been approved by the Administrator, including any cashless exercise mechanism or a promissory note given by the Participant and approved by the Administrator. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Administrator shall determine in its sole discretion from time to time. In the event all or part of the Option Price is paid in Shares, any excess of the value of such Shares over the Option Price will be returned to the Participant as follows:
     (i) any whole Share remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates; and
     (ii) any partial Shares remaining in excess of the Option Price will be returned in cash.
     (f) Buyout Provisions. Subject to stockholder approval for a broad-based offer and to any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion), the Administrator may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, subject to stockholder approval for a broad-

based offer and to any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion) if the Fair Market Value for Shares subject to an Option is more than 50% below their Option Price for more than 30 consecutive business days, the Administrator may unilaterally terminate and cancel the Option by paying the Participant, in cash or Shares, an amount not less than the Black-Scholes value of the vested portion of the Option or such other valuation methodology that the Administrator may adopt.
     6.4 Stock Appreciation Rights.
     (a) Granting of Stock Appreciation Rights. In its sole discretion, the Administrator may from time to time grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under this Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of Shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements:
     (i) the Stock Appreciation Right will expire no later than the Incentive Stock Option;
     (ii) the Stock Appreciation Right may be for no more than the difference between the Option Price of the Incentive Stock Option and the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised;
     (iii) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions;
     (iv) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and
     (v) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Option Price of the Incentive Stock Option.
     (b) Option Price. The Option Price as to any particular Stock Appreciation Right shall not be less than the Fair Market Value of the Shares on the date of grant.

     (c) Timing of Exercise. The provisions of Section 6.4(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of Stock Appreciation Rights.
     (d) Exercise of Stock Appreciation Rights. A Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement granted to a Participant, provided that a Stock Appreciation Right may not be exercised for a fractional Share. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Award Agreement, a portion of) the excess of the then aggregate Fair Market Value of the number of Shares with respect to which the Participant exercises the Stock Appreciation Right, over the aggregate Option Price of such number of optioned Shares. This amount shall be payable by the Company in Shares valued at the then Fair Market Value thereof, or any combination thereof.
     (e) Procedure for Exercising Stock Appreciation Rights. To the extent not inconsistent herewith, the provisions of Section 6.3(e) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising Stock Appreciation Rights.
     (f) Buy-out. Subject to stockholder approval for broad-based offer and any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion), the Administrator has the same discretion to buy-out Stock Appreciation Rights as it has to take such actions with respect to Options.
     6.5 Performance Awards.
     (a) Performance Units. The Administrator may in its discretion grant Performance Units to any eligible Participant and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Performance Unit is an Award (which may be a Performance Grant) which is based on the achievement of specific goals with respect to the Company or any Affiliate or individual performance of the Participant, or a combination thereof, over a specified period of time.
     (b) Performance Compensation Awards. The Administrator may, in its discretion, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award will constitute “qualified performance-based compensation” under Code Section 162(m), in which event the Administrator shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Administrator shall establish, in writing within the time required under Code

Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).
A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.
     (c) Definitions.
     (i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Administrator for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
     (ii) “Performance Measure” means one or more of the following selected by the Administrator to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; service quality; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or sales of business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Administrator) and, if so determined by the Administrator, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
     (iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company) as the Administrator may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.
     6.6 Non-Transferability.
     (a) General. Except as set forth in Section 6.6(c) below, Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by the laws of descent or distribution, and except as specifically provided in this Plan or the applicable Award Agreement. During a Participant’s lifetime, an Option or Stock Appreciation Right shall only be exercisable by the Participant. Furthermore, unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Participant in respect of Awards, as dividends or otherwise, shall be subject to the same restrictions applicable to such Award.
     (b) Special Rule for Beneficiaries. The designation of a beneficiary by a Participant will not constitute a transfer. In the absence of a validly designated beneficiary, a Participant’s beneficiary shall be his or her estate.
     (c) Limited Transferability Rights. To the extent specifically authorized by the Administrator in an Award Agreement or amendment thereto, any Participant may transfer Awards (other than Incentive Stock Options) either by gift to immediate family, or by instrument to an inter vivos or testamentary trust in which the Awards are to be passed, upon the death of the grantor, to beneficiaries who are immediate family (or otherwise approved by the Administrator). A permitted transfer of an Award (including but not limited to a transfer by will or by the laws of descent and distribution) shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of such evidence (e.g., an executed will or trust) as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.
     6.7 Award Term. The Award Term shall be determined by the Administrator at the time of grant, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Award is granted (five years under the circumstances described in Section 4.3(b)). Awards may be subject to earlier termination as provided in this Plan.
     6.8 Withholding Tax.
     (a) In the event the Company determines that it is required to withhold income tax in connection with an Award (for instance, as a result of the exercise of an Option as a condition for the exercise thereof), the Participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Participant having a Fair Market Value at the time the Participant becomes subject to income tax equal to the amount to be withheld and that have been held by the Participant for more than six months, (iii) by the Company retaining or not issuing such number of Shares subject to the Award as have a Fair Market Value at the time the Participant becomes subject to income tax equal to the amount to be withheld or (iv) any combination of (i), (ii) and (iii) above.
     (b) The Administrator shall be entitled as it deems appropriate to make available for issuance under this Plan Shares tendered by a Participant as payment of the price for any Shares used to satisfy the Company’s withholding requirements.
     6.9 Rights in the Event of Sale, Merger or Other Reorganization. Except as expressly provided in Section 5.2 and this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price (if applicable) of Shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event:
     (a) Unless otherwise provided in the Award Agreement for any given Award, except as otherwise provided in subparagraph (c), below, upon any such merger (other than a merger in which the Company is the surviving corporation as described in Section 5.2(b) and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the Participant with respect to the unvested portion of any Restricted Share, Restricted Units, or the unexercised portion of any Stock Appreciation Right or Option shall become immediately vested, and any Option or Stock Appreciation Right may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.
     (b) Unless otherwise provided in the Award Agreement for any given Award, upon any such liquidation or dissolution, all rights of the Participant with respect to the unvested portion of any Award shall wholly and completely terminate and all Awards shall be canceled at the time of any such liquidation or dissolution, except to the extent otherwise provided in subparagraph (c), below, and except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.
     (c) Unless otherwise provided in any Award Agreement, upon a Change of Control (as defined herein), (i) all rights of Long Term Employees with respect to the unvested portion of any Restricted Share or Restricted Unit and the unexercised portion of any Option or Stock Appreciation Rights shall fully vest and become exercisable upon the effective date of any such Change of Control and (ii) for all other Employees who remain employed by the Company or its affiliated companies, or both, as applicable, from the date of a Change of Control to the date of the first anniversary of such Change of Control, or if prior to the first anniversary of such Change of Control, the Employee’s employment with the Company or an Affiliate is involuntarily terminated by the Company or its Affiliates, or both, as applicable, other than for Cause, each Restricted Share or Restricted Unit and the unexercised portion of any Option or Stock Appreciation Right that may be exercised and which is not subject to performance criteria, to the extent any of which is outstanding immediately prior to a Change of Control, shall (irrespective of any provision of the applicable Award Agreement providing for earlier or later vesting) become vested and earned as of the earlier of (a) the first anniversary of the Change of Control or (b) the date the Participant’s employment is terminated. Payment in respect of such awards shall be made as soon as practicable following such date. For purposes of this section, termination of an Employee’s employment with the Company for Good Reason shall be deemed a termination of employment other than for Cause. Notwithstanding the foregoing, any Long Term Employee holding any Award theretofore granted and still outstanding shall have the right immediately prior to the effective date of such Change of Control, but subject to such Change of Control, to pay the purchase or exercise price, if any, for such Award in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Award or right; provided, that any conditions precedent to such purchase set forth in the Award Agreement, other than vesting, have occurred or been waived. In no event, however, may any Incentive Stock Option that becomes exercisable pursuant to this Section 6.9 be exercised, in whole or in part, later than the date preceding the tenth anniversary date of the grant thereof, and in no case may an Incentive Stock Option granted to a Participant described in Section 4.3 be exercised in whole or in part, later than the date preceding the fifth anniversary date of the grant thereof.
     (d) Definition of “Change in Control.” For purposes of this Plan, “Change in Control” shall be defined as:
     (i) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any

Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.
     (ii) The individuals who, as of January 1, 2005, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this section, be counted as a member of the Incumbent Board in determining whether the Incumbent Board constitutes a majority of the Board.
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination:
     (A) all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly or through one or more subsidiaries); and
     (B) no person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of such corporation except to the extent that such ownership existed prior to the Business Combination; or
     (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
6.10 Restricted Share and Restricted Unit Rights in the Event of Death, Total

and Permanent Disability, or Termination. Unless otherwise provided in an Award Agreement for any given Restricted Share or Restricted Unit if a Participant’s employment or business relationship with or service to the Company is terminated on account of the Participant’s death, Total and Permanent Disability, retirement, or without Cause, vesting on all outstanding Restricted Share and Restricted Unit may accelerate to 100% at the discretion of the Administrator.
     6.11 Option and Stock Appreciation Right Award Rights in the Event of Death, Total and Permanent Disability, or Termination.
     (a) Rights in the Event of Death. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, if a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise the Participant’s Options shall continue to have (subject to Sections 6.3(b) and 6.3(d) above) the right, for a period of at least one (1) year from the date of termination by death or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options which such Participant would have been entitled to exercise on the Participant’s death. At the expiration of such period any such Options or Stock Appreciation Rights which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement, any Options or Stock Appreciation Rights that could not have been exercised by a Participant as of the Participant’s death may not be exercised.
     (b) Rights in the Event of Total and Permanent Disability. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, if a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of Total and Permanent Disability, the Participant shall have (subject to Sections 6.3(b) and 6.3(d) above) the right, for a period of at least one(1) year from the date of termination by disability or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options or Stock Appreciation Rights which such Participant would have been entitled to exercise on the date of such Participant’s Total and Permanent Disability. At the expiration of such period any such Options or Stock Appreciation Rights which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement, any Options or Stock Appreciation Rights that could not have been exercised by a Participant on the date of such Participant’s Total and Permanent Disability may not be exercised.
     (c) Rights in the Event of Termination of Employment or Service. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, in the event that a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board terminates, other than by reason of death or Total and Permanent Disability and other than due to termination for “Cause,” the Participant shall have (subject to Sections 6.3(b) and 6.3(d)

above) the right, for a period of at least three (3) months from the date of such termination or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options or Stock Appreciation Rights which such Participant would have been entitled to exercise on the date of such Participant’s termination. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement any Options or Stock Appreciation Rights that could not have been exercised by a Participant on the date of such Participant’s termination of employment or service as a member of the Board or business relationship may not be exercised. Notwithstanding the foregoing, if the employment or service of or business relationship with a Participant is terminated for “Cause” by the Employer Company, the Company may notify the Participant that any Options not exercised prior to the termination are cancelled. For purposes of this Plan and unless the Administrator provides otherwise in the Award Agreement, a termination of service or business relationship for “Cause” shall include dismissal as a result of (1) Participant’s conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Participant’s gross negligence, gross incompetence or willful gross misconduct in the performance of his or her duties; or (3) Participant’s willful and material failure or refusal to perform his or her duties.
SECTION 7
SHARES ISSUED PURSUANT TO AN AWARD
     7.1 Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares issued pursuant to any Award including upon exercise of a Stock Appreciation Right or Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:
     (a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;
     (b) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;
     (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and
     (d) The lapse of such reasonable period of time which the Board or Committee may establish for reasons of administrative convenience following the date a Participant becomes entitled to receive unrestricted Shares pursuant to an Award.

     7.2 Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Awards if in the opinion of the Company the issuance thereof would constitute a violation by either the Participant or the Company of any provision of any law or regulation of any governmental authority or any securities exchange or market. As a condition of any sale or issuance of Shares pursuant to Awards, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Participant as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Participant that the Participant is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Participant will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.
     7.3 Requirements in the Event of a Disposition of Incentive Stock Option Shares. Any Participant, or person representing such Participant, who sells, exchanges, transfers or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option within two (2) years following the grant of such Incentive Stock Option or within one (1) year following the actual transfer of such Shares to the Participant, shall be obligated to notify the Company in writing of the date of disposition, the number of Shares so disposed and the amount of consideration received as a result of such disposition. The Company shall have the right to take whatever reasonable action it deems appropriate against a Participant, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Participant failure to so notify the Company.
     7.4. Legend. All certificates for Shares purchased upon the exercise of an Incentive Stock Option may bear a legend indicating that such Shares were issued pursuant to an Incentive Stock Option grant.
SECTION 8
TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
     8.1 Board Termination, Amendment and Modification of Plan. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of stockholders of the Company, make any amendment that materially modifies the Plan by increasing the benefits accrued to Participants under the Plan, increasing the number of securities that may be issued under the Plan, modifying the requirements for participation in the Plan, including a provision allowing the Board to lapse or waive restrictions at its discretion, or that requires stockholder approval under the Code, unless such compliance is no longer desired under the Code, or under any other applicable law or rule of any stock exchange on which Shares or other securities of the Company are traded. No termination or amendment of the Plan may adversely affect the right of any Participant with respect to any Award previously granted under the Plan without the prior written consent of the Participant. Notwithstanding anything to the contrary, the Board shall be entitled to adjust the Option Price with respect to any outstanding Option or Stock Appreciation Right at any time provided that the Participant shall so consent, subject to the approval of the stockholders of the Company if the modification reduces the Option Price (except for any reduction of the Option Price pursuant to the provisions of Section 5.2 hereof).
     8.2 Plan Termination. Unless terminated earlier as provided in Section 8.1, this Plan shall terminate ten (10) years from the date this Plan is adopted by the Board and no Award shall be granted under this Plan after such expiration date. Termination of this Plan shall not alter or impair any of the rights or obligations under any Award theretofore granted under this Plan unless the Participant shall so consent.
     8.3 Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of this Plan shall in any manner affect any Award theretofore granted under this Plan without the written consent of the Participant or a person who shall have acquired the right to the Award by will or the laws of descent and distribution.
SECTION 9
MISCELLANEOUS
     9.1 Non-Assignability of Awards. No Award shall be assignable or transferable by the Participant except pursuant to Section 6.6 hereof.
     9.2 Leaves of Absence. Unless the Administrator determines otherwise, the vesting of an Award granted under this Plan shall not be tolled during any unpaid leave of absence taken by a Participant.
     9.3 No Rights to Employment or Provide Service. Nothing in this Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any individual the right to continue employment with or to provide service to the Employer Company or service as a member of the Board.
     9.4 Purchase Offer. The Administrator may offer to purchase, for cash or Shares, any Award granted hereunder and such offer to purchase any Award shall be on such terms and conditions as the Administrator establishes and communicates to the Participant at the time the offer is extended to the Participant.
     9.5 Binding Effect. This Plan shall be binding upon the successors and assigns of the Company.
     9.6 Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     9.7 Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of this Plan.
     9.8 Effective Date; Ratification by Stockholders. The terms of this Plan shall become effective upon the approval of the stockholders of the Company, by a majority of the votes cast at a meeting held within 12 months after the date on which this Plan received Board approval. If this Plan is not duly approved by the Company’s stockholders, this Plan shall become null and void and of no force or effect.
     9.9 Rights as Stockholder. Any Participant or transferee of an Award shall have no rights as a stockholder with respect to any Shares subject to such Award prior to the date on which the Participant becomes entitled to receive unrestricted Shares or exercise Options or Stock Appreciation Rights pursuant to the Plan, as provided herein.
     9.10 Applicable Law. This Plan and the Awards granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
     9.11 Reports. The Company will comply with all applicable reporting and tax requirements applicable to Awards under the Code.